Exhibit 10.25

AÉROPOSTALE, INC.

LONG-TERM INCENTIVE DEFERRED COMPENSATION PLAN

(Effective as of January 1, 2004)

CERTIFICATE

     I,                     , the                      of Aéropostale, Inc., do hereby certify that the attached is a true and correct copy of the Aéropostale, Inc. Long-Term Incentive Deferred Compensation Plan as in effect as of January 1, 2004.

By:

Title:

Dated this ____ day of _____________, 2004

AÉROPOSTALE, INC. LONG-TERM INCENTIVE
DEFERRED COMPENSATION PLAN

     This Aéropostale, Inc. Long-Term Incentive Deferred Compensation Plan shall constitute an unfunded, nonqualified deferred compensation plan established for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company. The Plan is intended to be a “top-hat” plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Definitions

     As used in the Plan, the following terms shall have the meanings indicated below unless it is clear from the context that another meaning is intended:

     Section 1.01. “Account” means the bookkeeping entry established by the Committee on behalf of a Participant as described in Section 4.01.

     Section 1.02. “Beneficiary” means the person designated by a Participant in accordance with Section 4.04 to receive payment of his Account in the event of the Participant’s death.

     Section 1.03. “Board” means the board of directors of Aéropostale, Inc.

     Section 1.04. “Cause” means any one or more than one of the following: (a) gross negligence or willful misconduct of a Participant in the performance of his duties for the Company; (b) the Participant’s conviction of a fraud, felony or crime of moral turpitude; (c) the Participant’s willful failure to follow instructions of the Board or the senior executive to whom the Participant reports, which instructions are material, legal and not inconsistent with the duties assigned to the Participant and which failure is not cured within 5 business days after written notice of such is delivered to the Participant by the Board with respect to failures that are curable; or (d) any breach of any of the material terms of the Participant’s employment agreement (if any) that is not cured within 5 business days after written notice of the breach is delivered to the Participant by the Board with respect to breaches that are curable.

     Section 1.05. “Change in Control” means: (a) the acquisition by any person or entity of, directly or indirectly, “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 33-1/3% (or more) of the total voting power of all of the Company’s then outstanding voting securities; (b) a merger or consolidation of the Company in which the Company’s voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities (owned by stockholders in substantially the same proportions as their ownership immediately prior to such merger or consolidation) that represent, a majority of the voting power of all of the voting securities of the surviving entity immediately after the merger or consolidation; (c) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; or (d) individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board, provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.

     Section 1.06. “Code” means the Internal Revenue Code of 1986, as amended, and any rulings or regulations issued thereunder.

     Section 1.07. “Committee” means the person or Committee designated by the Board to administer the Plan as described in Article VIII.

     Section 1.08. “Company” refers to Aéropostale, Inc., a Delaware corporation, and any subsidiary or affiliate thereof designated by the Board as a participating employer in the Plan.

     Section 1.09. “Compensation” means the total current cash remuneration paid to a Participant as regular or base salary on account of such Participant’s service for the Company during that portion of the Plan Year in which such person is a Participant, including any compensation deferrals made under this Plan, any Code Section 401(k) plan or any Code Section 125 “cafeteria” plan maintained by the Company. Notwithstanding the foregoing, “Compensation” shall not include any bonus payments or bonus awards, car allowances or stock option compensation paid or payable to or on behalf of a Participant.

     Section 1.10. “Disability” means that the Participant suffers from a physical or mental condition that renders the Participant eligible for and in actual receipt of a disability benefit under either the Company’s long-term disability plan or the federal Social Security Act.

     Section 1.11. “Early Retirement” means retirement from the Company after attaining age 55 and completing 5 Years of Service with the Company.

     Section 1.12. “Effective Date” means the date on which this Plan first became effective, which is January 1, 2004.

     Section 1.13. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rulings or regulations issued thereunder.

     Section 1.14. “Incentive Credit” means the credit to a Participant’s Account described in Section 3.01.

     Section 1.15. “Participant” means an employee of the Company who participates in the Plan as described in Article II.

     Section 1.16. “Plan” means this Aéropostale, Inc. Long-Term Incentive Deferred Compensation Plan as it may be amended from time to time.

     Section 1.17. “Plan Year” means each calendar year commencing on and after January 1, 2004.

     Section 1.18. “Retirement” means retirement from the Company at or after attaining age 65.

     Section 1.19. “Year of Service” shall mean the 12-consecutive-month period commencing on the later of:

          (a) the date on which an employee’s designation as a Vice President (or other higher-ranking employee) is effective; or

          (b) the Effective Date if an employee was designated as a Vice President (or other higher-ranking employee) on or prior to the Effective Date,

and the 12-consecutive-month period commencing on each anniversary thereof, in each case throughout which the employee is a full-time Vice President (or higher-ranking employee) of the Company.

ARTICLE II

Eligibility and Participation

     Section 2.01. Eligible Employees. Each management or highly compensated employee designated by the Company as a Vice President or other higher ranking position in the Company shall be eligible to participate in the Plan, provided that such employee does not also participate in the Supplementary Executive Retirement Plan of Aéropostale, Inc. (formerly known as the Supplementary Executive Retirement Plan of MSS-Delaware, Inc.).

     Section 2.02. Participation. Each employee who meets the eligibility requirements described in Section 2.01 shall become a Participant on the later of the date on which he first meets such eligibility requirements or the Effective Date.

     Section 2.03. Duration of Participation. Each Participant in the Plan shall continue to be a Participant until the entire amount of his benefit, if any, under the Plan has been paid by the Company. Notwithstanding the foregoing, a Participant is no longer eligible to be an active Participant under the Plan as of (a) the first day of the Plan Year that coincides with or next follows the date on which the Participant no longer meets the eligibility requirements of Section 2.01, or (b) the first day of the Plan Year that coincides with or next follows the date on which the Committee determines that a Participant is no longer eligible to be an active Participant under the Plan.

ARTICLE III

Incentive Credits

     Section 3.01. Amount of Credit. A Participant shall receive an annual incentive credit to his Account in an amount equal to the following:

          (a) 5% of such Participant’s Compensation if the Participant has less than 6 Years of Service; or

          (b) 10% of such Participant’s Compensation if the Participant has 6 or more Years of Service.

     Section 3.02. Time of Credit. Amounts credited to a Participant’s Account for any Plan Year pursuant to this Article III shall be credited as of the first day of the next following Plan Year, provided however that the Participant has satisfactory performance (as determined in the Committee’s sole discretion) at the time the credit is made. The Participant must be an active employee of the Company on the last day of a Plan Year in order to receive a credit under this Article III for that Plan Year.

     Section 3.03. Special 2003 Compensation Credit. The Committee shall make a special one-time credit to each Participant’s Account if such Participant is a Participant in the Plan during the 2004 Plan Year. The amount of such credit for each Participant shall be determined in accordance with Section 3.01(a) on account of the Participant’s 2003 Compensation and shall be credited to the Participant’s Account during the 2004 Plan Year at such time as is determined by the Committee in its sole discretion.

ARTICLE IV

Establishment and Maintenance of Accounts

     Section 4.01. Establishment of Accounts. The Committee shall cause a bookkeeping entry, or Account, to be kept in the name of each Participant, which Account shall reflect the value of the credits made by the Committee pursuant to Article III on behalf of such Participant, as well as interest credits made pursuant to Section 4.03.

     Section 4.02. No Right to Account. The interest of each Participant or Beneficiary in his Account is contingent only and is subject to forfeiture as provided in Article V. No Participant or Beneficiary shall have a right to receive amounts credited to his Account prior to the time set forth in Section 6.02.

     Section 4.03. Interest Credits. In addition to the amounts described in Article III, the Committee shall credit to each Account, as of the last day of each Plan Year, an amount of deemed interest on the balance of the Account. The interest rate used to determine the amount of such deemed interest shall be the annual rate on 10-year Treasury Constant Maturities determined as of the November 30th preceding the last day of the Plan Year for which the interest credit is payable.

     Section 4.04. Designation of Beneficiaries. Each Participant shall have the right to designate, in the form and in a manner specified by the Committee, a Beneficiary who is to succeed to the Participant’s contingent right to receive future payments hereunder in the event of the Participant’s death. No designation of a Beneficiary shall be valid unless it is in writing and signed by the Participant, dated and filed with the Committee. A Beneficiary may be changed by the Participant without the consent of any prior Beneficiary. Each designation of a Beneficiary by a Participant will revoke all prior designations by the same Participant. In determining the existence or identity of a Beneficiary, the Committee may rely conclusively upon information supplied by the Participant, his personal representative, executor or administrator. If a question arises as to the existence or identity of a Beneficiary, or if a dispute arises with respect to a benefit payable under the Plan to a Beneficiary, then, notwithstanding the foregoing, the Company, in its sole discretion, may make payment of the benefit to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other actions as the Committee deems appropriate. In case of a failure of designation or the death of a Beneficiary without a designated successor, distribution shall be made to the Participant’s estate.

     Section 4.05. Benefits Not Assignable. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit or to any payment under the Plan shall not be subject in any manner to attachment or other legal process for the debts of such Participant or Beneficiary. Any benefit or payment under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. The withholding of taxes from Plan benefit payments, the recovery by the Plan or the Company of overpayments of benefits made to a Participant or Beneficiary, the transfer of benefit rights from the Plan to another plan, or the direct deposit of benefit payments to an account at a banking institution on behalf of a Participant or Beneficiary shall not be construed as an assignment or alienation.

ARTICLE V

Vesting

     Section 5.01. Retirement. A Participant shall be 100% vested in his Account at his Retirement or Early Retirement.

     Section 5.02. Death, Disability, Involuntary Termination, Change in Control. In the event of a Participant’s death, Disability, involuntary termination of employment other than for Cause, or upon a Change in Control, a Participant shall be 100% vested in his Account.

     Section 5.03. Termination of Employment. In the event of any other voluntary termination of employment, the vested percentage of each Participant’s Account shall be determined based upon his Years of Service as described below and shall be payable in accordance with Article VI.

          Each Participant’s Account shall reflect the amount of each Incentive Credit made to such Account under Article III (and any interest credited thereon pursuant to Section 4.03), and a Participant shall become 100% vested in each such Incentive Credit (and any interest credited thereon pursuant to Section 4.03) separately on the January 1st following the Participant’s completion of 3 Years of Service during the time period commencing on the date such Incentive Credit is made. A Participant shall not be vested in any portion of such Incentive Credit prior to completing the 3 Years of Service described in this Section 5.03.

     Section 5.04. Other Forfeitures. Notwithstanding any other provision of the Plan, the contingent right of a Participant to receive credits to his Account or future payments of any portion of his Account balance hereunder shall be completely forfeited upon the occurrence of any one or more of the following events:

          (a) the Participant’s employment is terminated by the Company for Cause; or

          (b) the Participant violates any confidentiality, non-competition or non-solicitation provision of his employment agreement or otherwise enters into a business or employment that the Committee or the Board determines to be (i) detrimentally competitive to the business of the Company, and (ii) substantially injurious to the Company’s financial interests.

     Section 5.05. No Reallocation. Any amount forfeited under Section 5.03 or Section 5.04 shall remain the property of the Company. There will be no reallocation to other Participants.

     Section 5.06. Discretion to Vest. The Committee or the Board may in its sole discretion at any time and from time to time order all or any part of a Participant’s Account to be vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders.

ARTICLE VI

Payment of Benefits

     Section 6.01. Amount and Form of Payment. In the event of the Participant’s Retirement, Early Retirement, death, Disability or termination of employment (other than for Cause), an amount equal to the value of his vested Account determined as of the date of such event shall be determined. The Committee shall pay such amount to the Participant or, in the event of the Participant’s death, to his Beneficiary, in one lump sum. Notwithstanding the foregoing, if a Participant (a) is terminated in connection with a Change in Control and receives an offer of comparable employment from a purchaser or (b) will continue his employment with the Company after a Change in Control, then no amount shall be payable under the Plan until the Participant’s termination of employment from such purchaser or from the Company following the Change in Control.

     Section 6.02. Time of Payment. Benefits under the Plan shall be paid no later than the date that is 60 days after the date of the Participant’s Retirement, Early Retirement, death, Disability or termination of employment, as applicable.

     Section 6.03. Hardship Distributions. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Committee for the distribution of all or any part of his vested Account. The Committee shall consider the circumstances of each such case and the best interests of the Participant and his family and shall have the right, in its sole discretion, to allow such distribution or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. Upon a finding of financial hardship, the Committee shall make the appropriate distribution to the Participant from his vested Account. In no event shall the aggregate amount of such distribution exceed either the full value of the Participant’s vested Account or the amount determined by the Committee to be necessary to alleviate the Participant’s financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring on account of hardship), and which is not reasonably available from other resources of the Participant. For purposes of this Section 6.03, the value of the Participant’s vested Account shall be determined as of the date of the distribution. “Financial hardship” means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Committee. A distribution may be made under this Section 6.03 only with the consent of the Committee.

     Section 6.04. Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his last post office address as shown on the Company’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Company notifies any Participant or Beneficiary that he is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his location known to the Company within 3 years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Company, the Company may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Company determines. If the location of none of the foregoing persons can be determined, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for Interest Credits in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to a Participant or Beneficiary who has not been located is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.

ARTICLE VII

Source of Benefits

     All benefits payable under this Plan shall be paid exclusively from the Company’s general assets. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship.

ARTICLE VIII

Administration

     Section 8.01. Committee. The Plan shall be administered by a person or committee designated from time to time by the Board for this purpose. The members of the Committee shall serve without compensation for services as such.

     Section 8.02. Powers of Committee. The Committee is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and, subject to the scope of its powers as assigned by the Board, is given sole and complete discretionary authority to determine any person’s eligibility for and amount of benefits under the Plan, to construe the terms of the Plan, and to decide any other matters pertaining to the Plan’s administration. The Committee shall, subject to the scope of its powers assigned by the Board, determine any question arising in the administration, interpretation and application of the Plan, which determination shall be binding and conclusive on all persons. In administering the Plan, the Committee may employ or permit any agents to carry out any of its responsibilities hereunder.

     Section 8.03. Actions of the Committee. For purposes of this Article VIII, the Committee shall act by majority vote of its members, and any such actions may be taken by a vote at a meeting or in writing without a meeting. The Committee may by such majority action appoint subcommittees and may authorize any one or more of its members or any agent of it to execute any document or documents or to take any other action, including the exercise of discretion, on behalf of such Committee. The Committee may provide for the allocation of responsibilities for the operation and administration of the Plan.

     Section 8.04. Plan Records. The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Company at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan shall be paid by the Company.

     Section 8.05. Limits on Liability. No member of the Board or of the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct. The Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

     Section 8.06. Claims Procedure. If a Participant, a Beneficiary or any other person claiming through a Participant has a dispute as to the failure of the Plan to pay or provide a benefit, as to the amount of any benefit paid, or as to any other matter involving the Plan, the person may file a claim for the benefit or relief believed by the person to be due. Such claim must be provided by written notice to the Committee (or its agent designated by it for this purpose). The Committee (or its agent) will decide any claims made pursuant to this Section 8.06.

          If a claim made pursuant to this Section 8.06 above is denied, in whole or in part, notice of the denial in writing will be furnished by the Committee (or its agent designated by it for this purpose) to the claimant within 90 days after receipt of the claim by the Committee (or such agent); except that if special circumstances require an extension of time for processing the claim, the period in which the Committee (or such agent) is to furnish the claimant written notice of the denial will be extended for up to an additional 90 days (and the Committee or its agent will provide the claimant within the initial 90-day period a written notice indicating the reasons for the extension and the date by which the Committee or its agent expects to render the final decision). The final notice of denial will be written in a manner designed to be understood by the claimant and set forth (1) the specific reasons for the denial, (2) specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the claims review appeal procedures including the name and address of the person or committee to whom any appeal should be directed, the time limits applicable to such procedures, and a statement that the claimant has a right to bring a civil action pursuant to Section 502(a) of ERISA following an adverse determination on review.

          Any claimant who has a claim denied as described above may appeal the denied claim to the Committee (or its agent designated by it for this purpose). Such an appeal must, in order to be considered, be filed by written notice to the Committee (or such agent) within 60 days of the receipt by the claimant of a written notice of the denial of his initial claim (unless it was not reasonably possible for the claimant to make such appeal within such 60-day period, in which case the claimant must file his appeal within 60 days after the time it becomes reasonable for him so to file an appeal). Such request shall include any and all documents, materials or other evidence which the claimant believes supports his claim for benefits. If any appeal is filed in accordance with such rules, the claimant and any duly authorized representative of the claimant will be given the opportunity to review pertinent documents and submit issues and comments in writing. A formal hearing may be allowed in its discretion by the Committee (or its agent designated by it for this purpose) but is not required. The Committee (or its agent designated by it for this purpose) will consider all documents, materials or other evidence submitted by the claimant, regardless of whether such evidence was considered during the claimant’s initial benefits determination. The claimant may request, free of charge, copies of all documents, records and other information relevant to his claim for benefits.

          Upon any appeal of a denied claim, the Committee (or its agent designated by it for this purpose) will provide a full and fair review of the subject claim and decide the appeal within 60 days after the filing of the appeal; except that if special circumstances require an extension of time for processing the appeal, the period in which the appeal is to be decided will be extended for up to an additional 60 days, and the party deciding the appeal will provide the claimant written notice of the extension prior to the end of the initial 60-day period. Such notice shall include an explanation of the special circumstances requiring the extension and the date by which the Committee (or its agent designated by it for this purpose) expects to render the benefits determination. The decision on appeal will be set forth in a writing designed to be understood by the claimant, specify the reasons for the decision and references to pertinent Plan provisions on which the decision is based, and be furnished to the claimant by the Committee (or its agent) within the 60-day period or 120-day period, as is applicable, described above.

     The Committee may prescribe additional rules that are consistent with the other provisions of this Section 8.06, and the scope of the duties assigned to it by the Board, in order to carry out the Plan’s claims procedures.

ARTICLE IX

Amendment or Termination

     Section 9.01. Amendment or Termination. The Plan may be amended in whole or in part at any time and in any respect by the Board. The Board may also terminate the Plan at any time. No amendment shall decrease the benefits credited to the Account of a Participant as of the later of the effective date of such amendment or the date the amendment is adopted. The Plan may also be amended by the Board at any time (and retroactively if required) if found necessary, in the opinion of the Committee or the Board, to ensure that the Plan is characterized as “top-hat” plan of deferred compensation maintained for a select group of management or highly, compensated employees as described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and to conform the Plan to the provisions and requirements of any applicable law. No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE X

Miscellaneous

     Section 10.01. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant for a continuation of employment, nor shall it interfere with the right of the Company to discharge any employee and to treat him without regard to the effect that such treatment might have upon him as a Participant in this Plan. Each Participant (and any Beneficiary of or other person claiming through the Participant) who may have a claim or right under the Plan shall be bound by the terms of the Plan.

     Section 10.02. Construction. The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and its terms shall be interpreted accordingly. Further, the provisions of the Plan shall be administered and enforced according to applicable federal law and, only to the extent not preempted by ERISA, the laws of the State of New York. If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any applicable law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. In the construction of the Plan, the singular shall include the plural, and the plural shall include the singular, in all cases where such meanings would be appropriate. Pronouns of a masculine gender shall include the feminine.

          IN WITNESS WHEREOF, this Plan has been executed by the Company on the     day of                     , 2004.

AÉROPOSTALE, INC.
By: